UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 6, 2006

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OLD NATIONAL BANCORP
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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Indiana (State or other jurisdiction of incorporation)	001-15817 (Commission File Number)	35-1539838 (IRS Employer Identification No.)

One Main Street, Evansville, Indiana 47708
(Address of Principal Executive Offices, including ZipCode)

(812) 464-1294
(Registrant's Telephone Number, Including Area Code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR2 40.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 6, 2006, Old National Bancorp (the "Company") received a notice from the New York Stock Exchange ("NYSE") that the Company's proxy statement relating to its 2006 annual meeting of shareholders did not state the name of the Company's presiding director, as required by Section 303A.03 of the NYSE Listed Company Manual. In response to this notice, the Company is filing this Form 8-K. The Company has been advised by the NYSE that, upon the filing of this Form 8-K, the Company will be in compliance with the technical requirements of Section 303A.03 of the NYSE Listed Company Manual.

Since the adoption of the NYSE's Corporate Governance Standards in 2003, the Company has enhanced its already existing corporate governance processes. Among other actions, the role of the Corporate Governance and Nominating Committee was expanded in 2003 to assist the Board of Directors in assuring that the Company's practices are consistent with sound corporate governance. In addition, in 2004, the Board of Directors separated the role of the Chairman of the Board from the Chief Executive Officer, and Mr. Larry E. Dunigan was appointed as the Company's non-executive Chairman of the Board.

As required by the NYSE's Corporate Governance Standards, the non-management directors of the Company meet regularly in executive session without any members of management present. As set forth in the Company's Corporate Governance Guidelines (which are available on the Company's website at www.oldnational.com), Mr. Dunigan, as the non-executive Chairman of the Board, presides at all executive sessions of the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2006

OLD NATIONAL BANCORP

By: /s/ Jeffrey L, Knight
Jeffrey L. Knight
Executive Vice President, Corporate Secretary
and Chief Legal Counsel